Exhibit 99.1

Contacts:

AtriCure, Inc. David J. Drachman President and Chief Executive Officer (513) 755-5758 ddrachman@atricure.com	The Ruth Group Nick Laudico (investors) (646) 536-7030 nlaudico@theruthgroup.com Jason Rando (media) (646) 536-7025 jrando@theruthgroup.com

Press Release

AtriCure Responds to Securities Class Action Lawsuit

WEST CHESTER, Ohio – December 14, 2006 – AtriCure, Inc. (Nasdaq:ATRC), a medical device company focused on developing, manufacturing and selling innovative surgical devices, announced today that it and certain of its officers have been named as defendants in purported securities class action lawsuits filed in the United States District Court for the Southern District of New York. The suits allege violations of the federal securities laws and seek damages on behalf of purchasers of the Company’s common stock during the period from its Initial Public Offering in August 2005 through February 16, 2006.

David Drachman, President and Chief Executive Officer said, “We believe that these allegations are without merit and we intend to vigorously defend the Company. As a public company, the Company has maintained insurance coverage to address such matters. Management is and will remain focused on the growth and development of our Company.”

About AtriCure, Inc.

AtriCure, Inc. is a medical device company focused on developing, manufacturing and selling innovative surgical devices to create precise lesions, or scars, in soft and cardiac tissues. Medical journals have described the adoption by leading cardiothoracic surgeons of the AtriCure bipolar ablation system as a standard treatment alternative during open-heart surgical procedures to safely, rapidly and reliably create lesions in cardiac, or heart, tissue to block the abnormal electrical impulses that cause atrial fibrillation, a rapid, irregular quivering of the upper chambers of the heart. Atrial fibrillation affects more than 2.4 million people in the U.S. and predisposes them to a five fold increased risk of stroke.

The FDA has cleared the AtriCure bipolar ablation system for the ablation, or destruction, of soft tissues in general and non-cardiac related surgical procedures but to date has not cleared or approved the system for cardiac use or for the treatment of AF. The FDA has cleared the AtriCure Isolator(TM) Transpolar(TM) Pen for the ablation of cardiac tissue and the evaluation of cardiac arrhythmias, but the Isolator(TM) Transpolar(TM) Pen has not been approved for the treatment of AF.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation (including the purported class action lawsuit) or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or otherwise.